Exhibit 99.2

CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2023 and December 31, 2022 and for the twelve months ending December 31, 2023 and December 31, 2022

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TRUMP MEDIA & TECHNOLOGY GROUP CORP.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Trump Media & Technology Group Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Trump Media & Technology Group Corp. as of December 31, 2023 and 2022, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC (PCAOB ID 5041)
We have served as the Company's auditor since 2022
Lakewood, CO
March 25, 2024

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

Consolidated Balance Sheet
As of December 31, 2023 and December 31, 2022

(in thousands)	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash	$2,572.7	$9,808.4
Prepaid expenses and other current assets	327.6	326.0
Accounts receivable	81.0	507.8
Total current assets	2,981.3	10,642.2

Property, plant and equipment	29.2	87.4
Right-of-Use Assets	353.2	507.1
Total assets	3,363.7	11,236.7

Liabilities and Stockholders’ deficit
Current liabilities:
Accounts payable and accrued expenses	1,600.7	268.7
Convertible promissory notes	42,415.5	4,123.9
Derivative liability	17,282.5	14,905.3
Unearned Revenue	4,413.1	-
Current portion of Operating lease liability	160.3	149.4
Total current liabilities	65,872.1	19,447.3

Long-Term Operating lease liability	201.6	362.0
Convertible promissory notes	2,931.5	-
Derivative Liability	1,120.3	-
Total liabilities	70,125.5	19,809.3
Commitments and contingencies (Note 11)
Stockholders’ equity:
Common Stock $ 0.000001 par value – 120,000,000 shares authorized, 100,000,000 shares issued and outstanding
Accumulated Deficit	(66,761.8)	(8,572.6)
Total stockholders’ equity	(66,761.8)	(8,572.6)
Total liabilities and Stockholders’ deficit	$3,363.7	$11,236.7

The Notes to the Consolidated Financial Statements are an integral part of these statements.

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

Consolidated Statement of Operations
For the twelve month periods ended December 31, 2023 and December 31, 2022

	Twelve Month Period Ended
(in thousands except share and per share data)	December 31, 2023	December 31, 2022
Revenue	$4,131.1	$1,470.5
Cost of revenue	164.9	54.5
Gross profit	3,966.2	1,416.0
Research and development	9,715.7	13,633.1
Sales and marketing	1,279.6	625.9
General and administration	8,878.7	10,345.6
Depreciation and amortization	59.6	58.7
Loss from operations	(15,967.4)	(23,247.3)
Interest expense	(39,429.1)	(2,038.7)
Change in fair value of derivative liabilities	(2,791.6)	75,809.9
Profit/(loss) from operations before income taxes	(58,188.1)	50,523.9
Income tax expense/(benefit)	1.1	0.2
Net profit/(loss)	$(58,189.2)	$50,523.7
Profit/(loss) per Share attributable to common stockholders:
Basic	(0.58)	0.51
Diluted*	(0.58)	0.51
Weighted Average Shares used to compute net profit/ loss per share attributable to common stockholders:
Basic	100,000,000	100,000,000
Diluted	100,000,000	100,000,000
*Loss per share attributable to common stockholders for diluted calculation is based on the Basic weighted shares as these are not dilutive. The Basic and diluted loss per share attributable to common stockholders are therefore the same.

The Notes to Consolidated Financial Statements are an integral part of these statements.

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

Consolidated Statement of Stockholders’ Deficit
For the twelve month periods ended December 31, 2023 and December 31, 2022

(in thousands)	Paid in Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance at March 31, 2022	$-	$(107,284.1)	$(107,284.1)
Net Profit/(Loss)	-	77,147.3	77,147.3
Balance at June 30, 2022	-	(30,136.8)	(30,136.8)
Net Profit/(Loss)	-	12,545.4	12,545.4
Balance at September 30, 2022	-	(17,591.4)	(17,591.4)
Net Profit/(Loss)	-	9,018.8	9,018.8
Balance at December 31, 2022	-	(8,572.6)	(8,572.6)
Net Profit/(Loss)	-	(210.2)	(210.2)
Balance at March 31, 2023	-	(8,782.8)	(8,782.8)
Net Profit/(Loss)	-	(22,768.1)	(22,768.1)
Balance at June 30, 2023	-	(31,550.9)	(31,550.9)
Net Profit/(Loss)	-	(26,033.1)	(26,033.1)
Balance as September 30, 2023	-	(57,584.0)	(57,584.0)
Net Profit/(Loss)	-	(9,177.8)	(9,177.8)
Balance as December 31, 2023	$-	$(66,761.8)	$(66,761.8)

Paid in Capital of 10,000 shares of common stock, each having a par value of $0.000001 was converted to 100,000,000 shares, each having a par value of $0.000001. Total value of paid in capital = $100.

The Notes to the Consolidated Financial Statements are an integral part of these statements.

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

Consolidated Statement of Cash Flows
For the twelve month periods ended December 31, 2023 and December 31, 2022

	Twelve Month Period Ended
(in thousands)	December 31, 2023	December 31, 2022
Cash flows from operating activities
Net income/(loss)	$(58,189.2)	$50,523.7
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash interest expense on debt	39,429.1	2,038.7
Change in fair value of derivative liability	2,791.6	(75,809.9)
Depreciation	60.4	59.1
Non-cash charge for operating lease	4.3	4.3
Prepaid expenses and other current assets	(1.6)	105.2
Related party receivable/payable	-	(72.1)
Accounts Receivable	426.9	(507.8)
Unearned Revenue	4,413.1	-
Accounts payable	1,332.0	(542.7)
Net cash used in operating activities	$(9,733.5)	$(24,201.5)

Cash flows used in investing activities
Purchases of property, plant and equipment	(2.2)	(84.5)
Net cash used in investing activities	$(2.2)	$(84.5)

Cash flows provided by financing activities
Proceeds from convertible promissory notes	3,500.0	15,360.0
Settlement of convertible promissory notes	(1,000.0)	-
Net cash provided by financing activities	2,500.0	15,360.0

Net change in cash	(7,235.7)	(8,926.0)
Cash, beginning of period	9,808.4	18,734.4
Cash, end of period	$2,572.7	$9,808.4

Supplemental disclosure of cash flow information
Cash paid for interest	-	-
Cash paid for taxes	-	-

Non cash investing and financing activities
Costs associated with convertible notes	-	-

The Notes to the Consolidated Financial Statements are an integral part of these statements.

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF BUSINESS

The accompanying financial statements include the historical accounts of Trump Media & Technology Group Corp. (“TMTG”), which changed its name from Trump Media Group Corp. in October 2021. The mission of TMTG is to end Big Tech's assault on free speech by opening up the Internet and giving people their voices back. TMTG operates Truth Social, a social media platform established as a safe harbor for free expression amid increasingly harsh censorship by Big Tech corporations.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Liquidity and going concern

TMTG commenced operations on February 8, 2021 and began the initial launch of its social media platform in the first quarter of 2022. The business used cash from operations of $37,732,000 from February 8, 2021 (inception) through December 31, 2023 funded by $40,460,000 of proceeds from the issuance of convertible promissory notes (net of repayments). The term of these notes range between 18 and 36 months; however, each has an accelerated retirement feature in the event of default by the Company. Interest will be accrued between 5% and 10% annually based on the simple interest method (365 days per year).

In October of 2021, TMTG entered into a definitive merger agreement with a special purpose acquisition corporation (SPAC), Digital World Acquisition Corp. (DWAC, or Digital World), a Delaware corporation.  The companies expect to consummate the merger in the coming quarters, combining TMTG’s operations with DWAC’s balance sheet (i.e. cash in trust net of redemptions and fees).  The parties to the agreement intend to effect the merger of DWAC and its subsidiaries with and into TMTG, with TMTG continuing as the surviving entity. As a result of which, all of the issued and outstanding capital stock of TMTG shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right for each of TMTG’s stockholders to receive its pro rata share of the stockholder merger consideration subject to the conditions set forth in the merger agreement and in accordance with the applicable provisions of the Delaware General Corporation Law. The agreement was amended on May 11, 2022; August 9, 2023; and September 29, 2023.

On May 16, 2022, in furtherance of TMTG and DWAC’s proposed merger, DWAC filed with the SEC a registration statement on form S-4.

As publicly disclosed by DWAC in an 8-K filing, “on June 27, 2022, TMTG received a subpoena from the SEC seeking documents relating to, among other things, Digital World and other potential counterparties for a business transaction involving TMTG. Digital World has also been informed that on December 30, 2022, TMTG was served with a subpoena, issued by a federal grand jury sitting in the Southern District of New York, seeking a subset of the same or similar documents demanded in subpoenas to Digital World and its directors. Certain current and former TMTG personnel have also received individual grand jury subpoenas.”  As publicly disclosed by TMTG in a press release, “TMTG [has] cooperated fully with inquiries into our planned merger and … compl[ied] with subpoenas we've received, none of which were directed at the company's Chairman or CEO.”  As detailed below, on information and belief, TMTG is not the target of any SEC or Department of Justice (DOJ) enforcement action.

On September 22, 2022, Mr. W. Moss resigned as director of the Company. Based on information subsequently provided to the Company, the Company understands that Mr. Moss’s resignation did not result from any disagreement with the Company concerning any matter relating to the Company’s operations, policies or practices. As noted below, Mr. Moss was replaced by Mr. D. Scavino during February 2023. Mr D. Scavino continues to consult to the Company. This arrangement is similar to the consulting agreement with Mr. K. Patel, also a current board member.

As of December 31, 2022, Donald J. Trump (“DJT”) had the unilateral right to terminate the License Agreement, as amended, between and among DJT, TMTG, and DTTM Operations, LLC, pursuant to which TMTG obtained certain rights related to the name, image, and likeness of DJT. On October 30, 2023, DJT verbally affirmed that, notwithstanding his contractual right to do so, he would not terminate the License Agreement prior to the later of (a) December 31, 2023, and (b) any other date to which TMTG and DWAC mutually agree to extend the time to consummate their proposed merger.

On February 14, 2023, a trademark for “Truth Social” in classes 21 and 25 was registered with the U.S. Patent and Trademark Office (“USPTO”) by T Media Tech LLC, a wholly-owned subsidiary of TMTG.  Trademark applications for “Truth Social” in classes 9 and 42; for “RETRUTH” in classes 9, 35, 38, 41, 42, and 45; “TRUTHSOCIAL” in classes 9, 35, 38, 41, 42, and 45; and “TRUTHPLUS” in classes 9, 35, 38, 41, and 42 are the subject of suspension notices received from USPTO on October 24, 2022; January 13, 2023; February 14, 2023; and February 17, 2023, respectively.  Several additional trademark applications remain pending, but have not been the subject of adverse action by USPTO.

On February 16, 2023, TMTG’s Board of Directors held a special meeting.  At the meeting, the board appointed D. Scavino to fill the board vacancy created by the resignation of W. Moss and ratified certain past corporate actions pursuant to Delaware law.  The board also authorized an increase in TMTG’s share count to 1,000,000,000 shares.

On March 1, 2023, TMTG eliminated several positions.  This action followed a review of all departments, most significantly impacted TMTG’s streaming video on demand (“SVOD”) and infrastructure teams, and was primarily attributable to unprecedented obstruction of TMTG’s planned merger with DWAC by the SEC—and concomitant delay in TMTG’s access to capital that TMTG would receive upon the successful completion of such merger.  All former employees whose positions were eliminated in March 2023 signed separation agreements.  Separately, a former employee whose employment was terminated in June 2022 (and who had declined at that time to sign a separation agreement), filed a wage claim with the New Hampshire Department of Labor on or about June 1, 2023.  The former employee agreed to dismiss the claim pursuant to a settlement agreement executed on June 29, 2023, pursuant to which TMTG paid the former employee $25,000.

On April 3, 2023, TMTG CEO Devin Nunes—in his personal capacity—sued several defendants, including a former TMTG employee, in Florida state court. On December 15, 2023, Nunes voluntarily dismissed the lawsuit, without prejudice. TMTG was not a party to that proceeding.

The first of TMTG’s convertible promissory notes reached maturity in May 2023, though TMTG’s repayment obligation pursuant to any such note is generally only triggered by a written demand of the lender on or after the maturity date.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continue)

As of the date hereof, there are no outstanding demands for repayment of any of TMTG’s convertible promissory notes that have reached their respective maturity dates.  Events related to TMTG’s promissory notes include the following:

•
A broker’s note (which has a face value of $140,000, and is associated with a note with a face value of $2,000,000) reached its maturity date on May 7, 2023.  Such note was amended and restated to clarify certain terms on October 26, 2023.

•
A note (with a face value of $2,000,000) reached maturity on May 19, 2023.  TMTG and the lender subsequently agreed to extend the maturity date of such note until May 19, 2024, and executed an amended and restated note effective June 6, 2023.  A related broker’s note (with a face value of $67,000) reached its maturity date on May 26, 2023.

•
On June 26, 2023, TMTG received a “demand for payment” from a lender whose promissory note with a face value of $2,000,000 reached its maturity date on June 23, 2023.  On July 7, 2023, the lender withdrew its demand and agreed to extend the term of its promissory note and an additional loan in the principal amount of $6,000,000, for an additional twelve months until June 23, 2024 and August 18, 2024, respectively.  TMTG and the lender subsequently executed a letter, dated August 10, 2023, to document such extension.

•
A lender whose note (with a face value of $4,200,000) reaches its maturity date on December 24, 2024, asserted a “Most Favored Nation” covenant (“MFN”) in the note has the effect of accelerating the maturity date of such note—and, pursuant to such assertion, issued a demand for payment on June 30, 2023.  On July 7, 2023, the lender further asserted that TMTG had defaulted on its obligations under the note that reaches its maturity date on December 24, 2024, and under a second note (with a face value of $2,000,000) that reaches its maturity date on August 3, 2023.  Also on July 7, 2023, counsel for TMTG sent a letter for the lender denying each of the foregoing assertions.  On July 21, 2023, counsel for TMTG reaffirmed that no default had occurred. The second note (with a face value of $2,000,000) reached its maturity date on August 3, 2023. On December 21, 2023, TMTG agreed to repay $1,000,000 of principal on the second note within five business days and affirmed the application of the MFN to the first note (with a face value of $4,200,000) in accordance with a note issued on November 24, 2023; TMTG and the lender mutually agreed that no default had occurred under either note.

•
A note (with a face value of $500,000) reached its maturity date on July 24, 2023.  On December 29, 2023, TMTG and the lender mutually agreed to increase the principal (by an additional $500,000, for a total of $1,000,000) and extend the term of such note until June 29, 2025.

•	On August 23, 2023, TMTG and a new lender executed a promissory note (with a face value of $2,500,000).

•	On November 24, 2023, TMTG and a lender executed a promissory note (with a face value of $500,000).

•	Eight of TMTG’s other notes, with an aggregate face value of $14,293,000, reached their respective maturity dates between June 30, 2023, and November 23, 2023.

On May 20, 2023, TMTG filed suit in Florida state court against the Washington Post in connection with false and defamatory statements about TMTG in a May 13, 2023 article.  On July 12, 2023, the Washington Post removed the case to federal court.  Also on July 12, 2023, TMTG filed a motion to remand the case to state court, which was denied on October 12, 2023.  On August 21, 2023, the Washington Post filed a motion to stay discovery, which was denied on September 28, 2023. The case, as well as the Washington Post’s motion to dismiss and TMTG’s opposition thereto, remain pending in federal court as of the date hereof. TMTG has entered into a contingency fee arrangement with its counsel in the case.  On May 17 and 18, 2023, TMTG received inquiries from Chase bank that purportedly related to routine diligence, but on information and belief were prompted by the defamatory Washington Post article.  Via a May 22, 2023 letter, TMTG admonished Chase not to republish the defamatory statements or take adverse action against TMTG’s account.  TMTG subsequently opened accounts at another bank.

On or about June 23, 2023 and December 20, 2023 were potential expiry dates of an exclusivity provision of the License Agreement which generally requires that DJT channel his personal social media communications to TMTG’s Truth Social platform six hours before posting the same communications on a non-TMTG social media platform.  Because neither TMTG nor DJT terminated this provision, the exclusivity provisions has twice automatically renewed for an additional 180 days.

On June 29, 2023, three individuals—including a former DWAC director—were arrested and criminally charged by DOJ in connection with alleged insider trading of DWAC securities.  On July 20, 2023, all three defendants pleaded not guilty.  These individuals have no affiliation with TMTG and—on information and belief—TMTG is not the target of any DOJ enforcement action.

On July 3, 2023, DWAC publicly disclosed an agreement in principle with SEC staff to resolve an ongoing SEC enforcement inquiry into DWAC.  On July 20, 2023, SEC approved the settlement. TMTG is not a party to such agreement or—on information and belief—the target of any SEC enforcement action.

Effective July 14, 2023, TMTG’s head of engineering resigned to pursue other opportunities.

On August 9, 2023, TMTG and DWAC executed a second amendment to their Merger Agreement.  On the same date, the terms of such amendment were publicly disclosed by DWAC in an SEC filing.

On September 5, 2023, DWAC held a special meeting of its stockholders, at which DWAC’s stockholders approved an amendment extending, upon the approval by DWAC’s board of directors, the date by which the DWAC has to consummate an initial business combination (including its planned merger with TMTG) for an aggregate of 12 additional months (i.e. from September 8, 2023 up to September 8, 2024) or such earlier date as determined by the DWAC board.

On September 29, 2023, TMTG and DWAC finalized a third amendment to their Merger Agreement.  On October 2, 2023, the terms of such amendment were publicly disclosed by DWAC in an SEC filing.

On October 30, 2023, TMTG and Rumble executed a minimum guarantee advertising publisher agreement (the “Minimum Guarantee Rumble Agreement”), which replaced a previous agreement with Rumble. Under the Minimum Guarantee Rumble Agreement, 70% of the total aggregate gross revenues from the sale of Ad Units are allocated to TMTG, and the Ad Units shall comprise at least 85% of the aggregate number of paid advertisements directly into Truth Social feeds by TMTG each month.

On November 13, 2023, in furtherance of TMTG and DWAC’s proposed merger, DWAC filed with the SEC an amended registration statement on form S-4.

On November 20, 2023, in connection with reporting about TMTG’s financial results, TMTG filed a lawsuit for defamation and injurious falsehood in Florida state court against 20 media defendants. TMTG and one defendant — Nexstar Media, Inc., which owns the Hill — subsequently agreed to resolve their dispute outside of court, to both parties’ mutual satisfaction. In connection with such resolution, the Hill retracted a November 13, 2023 article, and TMTG’s lawsuit was dismissed as to Nexstar on December 4, 2023. All other terms of TMTG’s settlement with Nexstar remain confidential, and TMTG’s lawsuit is proceeding against all other defendants.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continue)

On December 22, 2023, in furtherance of TMTG and DWAC’s proposed merger, DWAC filed with the SEC a second amendment to its registration statement on form S-4.

During the 12 months following the signing of these financial statements, management has substantial doubt that the Company will have sufficient funds to meet its liabilities as they fall due, including liabilities related to promissory notes previously issued by the Company. Sufficient funds during this period are directly conditional on completion of the merger by the September 8, 2024 dissolution date. Bridge funding during the period leading up to the merger ranging between $5 million and $60 million is required depending on convertible note maturity dates, and if note holders decide to extend or call their respective outstanding notes. Management is currently in discussions with certain existing note holders regarding options for extension of maturity dates.  The Company believes that it may be difficult to raise additional funds through traditional financing sources in the absence of continued material progress toward completing its merger with DWAC.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates. Significant estimates and assumptions reflected in the financial statements relate to and include, but are not limited to, the valuation of convertible promissory notes and derivative liabilities.

Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its majority owned subsidiaries and have been prepared in accordance with Accounting Principles Generally Accepted in the United States (“GAAP”). All intercompany transactions have been eliminated.

Cash

Cash represents bank accounts and demand deposits held at financial institutions. Cash is held at major financial institutions and are subject to credit risk to the extent those balances exceed applicable Federal Deposit Insurance Corporation (FDIC) limitations. No losses were incurred for those balances exceeding the limitations.

Prepaid expenses and other current assets

Other receivables consist of prepaid rent, insurance and prepaid data costs.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost less accumulated depreciation. Depreciation is calculated on the straight-line basis over the estimated useful lives of the assets. Useful lives for property, plant and equipment are as follows:

Asset Type	Range
Furniture and computer equipment	2 - 5 years

Expenditures which substantially increase value or extend useful lives are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred. Gains and losses are recorded on the disposition or retirement of property, plant and equipment based on the net book value and any proceeds received.

Long-lived fixed assets held and used are reviewed for impairment when events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Circumstances such as the discontinuation of a line of service, a sudden or consistent decline in the sales forecast for a product, changes in technology or in the way an asset is being used, a history of operating or cash flow losses or an adverse change in legal factors or in TMTG climate, among others, may trigger an impairment review. If such indicators are present, TMTG performs undiscounted cash flow analyses to determine if impairment exists. The asset value would be deemed impaired if the undiscounted cash flows generated did not exceed the carrying value of the asset. If impairment is determined to exist, any related impairment loss is calculated based on fair value. There were no triggering events identified that necessitated an impairment test over property, plant and equipment.   Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. See Note 4 - Property, plant and equipment for further detail.

Capitalized software costs

The Company capitalizes costs related to its major service products and certain projects for internal use incurred during the application development stage. Costs related to preliminary project activities and post implementation activities are expensed as incurred. Internal-use software is amortized on a straight-line basis over its estimated useful life, which is generally five to ten years. Management evaluates the useful lives of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets. As of the period ended December 31, 2023 there were no capitalized software costs.

Revenue Recognition

The Company records revenue in accordance with ASC 606. The Company determines the amount of revenue to be recognized through application of the following steps- Identification of the contract, or contracts with a customer; - Identification of the performance obligations in the contract; - Determination of the transaction price; - Allocation of the transaction price to the performance obligations in the contract; and - Recognition of revenue when or as the Company satisfies the performance obligations.

The Company entered into advertising contractual arrangements with advertising manager service companies. The advertising manager service companies provide advertising services through their Ad Manager Service Platform on the Truth Social website to customers. The Company determines the number of Ad Units available on its Truth Social website. The advertising manager service companies  have sole discretion over the terms of the auction and all payments and actions associated therewith. Prices for the Ad Units are set by an auction operated and managed by these companies. The Company  has the right to block specific advertisers at its sole reasonable discretion, consistent with applicable laws, rules, regulations, statutes, and ordinances. The Company is an agent in these arrangements,  and recognizes revenue for its share in exchange for arranging for the specified advertising to be provided by the advertising manager service companies. The advertising revenues are recognized in the period when the advertising services are provided.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continue)

Cost of revenue

Cost of revenue primarily encompasses expenses associated with generating advertising revenue. These costs are determined by allocating staff direct and indirect costs proportionately, including depreciation, based on the time spent managing the agency relationships with external vendors. These costs are confined to activities related to coordinating with these third-party vendors as the third-party vendors are responsible to control and facilitate the delivery of advertising services.

Research and development

Research and development expenses consist primarily of personnel-related costs, including salaries, benefits and stock-based compensation, for our engineers and other employees engaged in the research and development of our products and services. In addition, research and development expenses include amortization of acquired intangible assets, allocated facilities costs, and other supporting overhead costs.

Marketing and sales

Sales and marketing expenses consist primarily of personnel-related costs, including salaries, commissions, benefits and stock-based compensation for our employees engaged in sales, sales support, business development and media, marketing, and customer service functions. In addition, marketing and sales-related expenses also include advertising costs, market research, trade shows, branding, marketing, public relations costs, amortization of acquired intangible assets, allocated facilities costs, and other supporting overhead costs.

Selling, general and administrative expenses

General and administrative expenses consist primarily of personnel-related costs, including salaries, benefits, and stock-based compensation for our executive, finance, legal, information technology, corporate communications, human resources, and other administrative employees. In addition, general and administrative expenses include fees and costs for professional services (including third-party consulting, legal, and accounting services), facilities costs, and other supporting overhead costs that are not allocated to other departments.

Income taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Income tax amounts are therefore recognized for all situations where the likelihood of realization is greater than 50%. Changes in recognition or measurement are reflected in income tax expense in the period in which the change in judgment occurs. Accrued interest expense and penalties related to uncertain tax positions are recorded in Income Tax Expense. See Note 6 - Income Taxes.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. The Company has no liabilities for loss contingencies.

Recently issued accounting standards

In December 2019, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2019-12, Simplifying the Accounting for Income   Taxes (Topic 740). ASU 2019-12 removes certain exceptions for performing intraperiod tax allocations, recognizing deferred taxes for investments, and calculating   income taxes in interim periods. The guidance also simplifies the accounting for franchise taxes, transactions that result in a step-up in the tax basis of goodwill, and the effect of enacted changes in tax laws or rates in interim periods. The Company adopted ASU 2019-12 in the first quarter of 2021 and the adoption had no material impact to the Company’s consolidated financial statements.

In February 2016, the FASB issued Accounting Standards Update No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”), which requires lessees to record most leases on their balance sheets but recognize the expenses on their statements of operations in a manner similar to current accounting rules. ASU 2016-02 states that a lessee would recognize a lease liability for the obligation to make lease payments and a right-to-use asset for the right to use the underlying asset for the lease term. The new standard is effective for interim and annual periods beginning after December 15, 2021 (i.e. calendar periods beginning on January 1, 2022) on a modified retrospective basis. All leases are operating leases. See Note 5, “Leases.” All leases other than those disclosed as Right-to-Use leases are short term in nature with a term less than 12 months.

NOTE 3 – ACQUISITION

In October 2021, the Company acquired 100% of the ownership in T Media Tech LLC for a nominal value. The results of T Media Tech LLC since October 13, 2021 are included in the Company’s Consolidated Statement of Operations.  Pro forma results have not been presented as the acquisition is not considered individually significant to the consolidated results of the Company.

NOTE 4 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

(in thousands)	December 31, 2023	December 31, 2022
Property, plant and equipment
Furniture and equipment	$34.5	$34.5
Computer equipment	120.8	118.6
Accumulated depreciation	(126.1)	(65.7)
Property, plant and equipment, net	$29.2	$87.4

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continue)

NOTE 5 - LEASES

As of December 31, 2023, minimum commitments under the Company leases, were as follows:

(in thousands)	December 31, 2023	December 31, 2022
Next year	$193.5	$201.3
Year 2-5	217.1	397.5
	$410.6	$598.8

NOTE 6 - INCOME TAXES

The following reconciles the total income tax benefit, based on the U.S. Federal statutory income tax rate of  21% for the twelve month period ended December 31, 2023, with TMTG’s recognized income tax expense:

	Twelve Month Period Ended
(in thousands)	December 31, 2023	December 31, 2022
U.S. Statutory federal income tax expense/(benefit)	(12,219.7)	10,610.0
Permanent items
State income taxes, net of federal effect	1.1	2,633.1
Non-deductible expenses	334.6	3.0
Change in valuation allowance	11,885.1	(13,245.9)
Income tax expense	1.1	0.2

The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities as of December 31, 2023 are as follows:

(in thousands)	December 31, 2023	December 31, 2022
Deferred tax assets
Software and other claimed assets	360.6	$1,810.5
Net operating loss (NOL)	9,474.7	4,478.1
Convertible promissory notes and derivative liability	3,853.2	-
Total deferred tax assets	13,688.5	6,288.6
Deferred tax liabilities
Property, plant & equipment	(6.2)	(18.2)
Convertible promissory notes and derivative liability	-	(4,473.2)
Total deferred tax liabilities	(6.2)	(4,491.4)
Net deferred tax assets	13,682.3	1,797.2
Valuation allowance	(13682.3)	(1,797.2)
Net deferred tax, net of valuation allowance	-	-

As of December 31, 2023, TMTG had US Federal net operating loss carryforwards (“NOLs”) with a tax benefit of $9,474,744  (December 31, 2022: $4,478,110).

NOTE 7 – OTHER INCOME – RELATED PARTY, RELATED PARTY RECEIVABLE AND PAYABLE

There was no other income – related party sales for the period. The other income – related party in 2021 amounted to $2,123,296 related to a licensing agreement with one of the Stockholders. At the end of fourth quarter 2021, $23,296 was still outstanding. TMTG was assigned net revenue froma series of public appearances by President Trump in accordance with a licensing arrangement. The income was valued on a dollar-for-dollar basis with the underlying sales. TMTG did not incur any costs in connection with such assigned sales.
In terms of the agreement, these sales were made in the fourth quarter of 2021 and final payment was made to TMTG, in accordance with the license agreement, in February of 2022. Related party payable is operational funding of $95,518 received from two of the Stockholders during the first quarter of 2021, which was repaid in May of 2022. The operational funding carried no specific repayment terms or interest charges.

NOTE 8 – CONVERTIBLE PROMISSORY NOTES

Notes 1 to 7 are Convertible Promissory Notes issued from May 2021 through October 2021 with a cumulative face value of $5,340,000, maturity of 24 months from each respective issuance date and interest will be accrued at 5% based on the simple interest method (365 days year) for each note. Each of Notes 1-7 contemplates multiple plausible outcomes that include conversion upon a Qualified SPAC Business Combination (“SPAC”) and at least one of the following conversion triggers: Qualified Initial Public Offering (“IPO”), private equity transaction and/or change of control. All outstanding principal of these Notes, together with all accrued but unpaid interest on such principal, will convert to equity. The number of shares of Company stock to be issued to the Lender upon conversion of the Notes in the event of a completed SPAC transaction will be the number of shares of the Company Stock (rounded to the nearest whole share) equal to the quotient of: (a) the principal plus accrued interest on the Notes then outstanding, divided by $4.00. In other, non-SPAC conversion scenarios, the number of shares of Company stock to be issued to the Lender upon conversion of the Notes is variable based on the application of an automatic discounted share-settlement feature. For Notes 1 and 2, the number of  shares of Company stock to be issued to the Lender upon a non-SPAC conversion event will be the number of shares of Company stock (rounded to the nearest whole share) equal to the quotient of: (a) the principal plus accrued interest on the Notes then outstanding (b) divided by 40% of the initial public offering price per share of a qualified initial public offering. For Notes 3-7, the number of shares of Company stock to be issued to the Lender upon a non-SPAC conversion event will be the number of shares of Company stock (rounded to the nearest whole share) equal to the quotient of: (a) the principal plus accrued interest on the Notes then outstanding (b) divided by 40% of (i) the initial public offering price per share of a qualified initial public offering, (ii) the price per share as determined by the valuation of the Company in connection with a qualified private equity raise, or (iii) in the case of a change of control, the price per share determined in accordance with the Company’s then current fair value determined by an independent valuation firm.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continue)

Notes 8 to 12 are Convertible Promissory Notes issued from November 2021 through December 2021 with a cumulative face value of  $17,500,000, maturity of between 18 months and 36 months and interest will be accrued at a range between 5%  and 10% based on the simple interest method (365 days year) for each note. Notes  8 to 12 are convertible simultaneously with the completion of a  Qualified SPAC Business Combination (“SPAC”) merger agreement or Qualified Initial Public

Offering (“IPO”). All outstanding principle of these Notes, together with all accrued but unpaid interest on such principal, shall convert to equity. The number of shares of Company stock to be issued to the Lender upon conversion of the Notes shall be the number of shares of the Company Stock (rounded to the nearest whole share) equal to the quotient of: (a) the principal plus accrued interest on the Notes then outstanding (b) divided by either US$25, US$21 or US$20 subject to the respective conditions of the individual Notes; provided, however, in the event that the stock price quoted for the Company on NASDAQ or The New York Stock Exchange (as applicable) at the time of the closing of the Qualified SPAC Business Combination (the “TMTG Stock Price”) is less than either $50 per share, $42 per share, $40 per share subject to the respective conditions of the individual Notes, then the Conversion Price shall be reset to 50% of the then current TMTG Stock Price subject to a floor of $10 per share.

Notes 13 to 19 are Convertible Promissory Notes issued from January 2022 through August 23, 2023 with a cumulative face value of  $17,860,000, maturity of 18 months and interest will be accrued at a range between 5%  and 10% based on the simple interest method (365 days year) for each note. Notes 13 to 19 are convertible simultaneously with the completion of a Qualified SPAC Business Combination (“SPAC”) merger agreement or Qualified Initial Public Offering (“IPO”). All outstanding principle of these Notes, together with all accrued but unpaid interest on such principal, shall convert to equity. The number of shares of Company stock to be issued to the Lender upon conversion of the Notes shall be the number of shares of the Company Stock (rounded to the nearest whole share) equal to the quotient of: (a) the principal plus accrued interest on the Notes then outstanding (b) divided by either US$25 or US$21 subject to the respective conditions of the individual.

Note 20 is a Convertible Promissory Note issued from November 2023 through May 24, 2025 with a cumulative face value of  $500,000.00, maturity of 18 months and interest will be accrued at 10% based on the simple interest method (365 days year) for each note. Note 20 is convertible with the completion of a Qualified SPAC Business Combination (“SPAC”) merger agreement or Qualified Initial Public Offering (“IPO”). The outstanding principle of the Note, accrued but unpaid interest on such principal, shall convert to equity. The number of shares of Company stock to be issued to the Lender upon conversion of the Notes shall be the number of shares of the Company Stock (rounded to the nearest whole share) equal to the quotient of: (a) the principal plus accrued interest on the Note then outstanding (b) divided by either US$25 or US$21 subject to the respective conditions of the individual Notes; provided, however, in the event that the stock price quoted for the Company on NASDAQ or The New York Stock Exchange (as applicable) at the time of the closing of the Qualified SPAC Business Combination (the “TMTG Stock Price”) is less than either $50 per share or $42 per share subject to the respective conditions of the individual Notes, then the Conversion Price shall be reset to 50% of the then current TMTG Stock Price subject to a floor of $10 per share.

The Company determined the automatic discounted share-settlement feature upon certain events (e.g., SPAC, IPO, change in control, etc.) is an embedded derivative requiring bifurcation accounting as (1) the feature is not clearly and closely related to the debt host and (2) the feature meets the definition of a derivative under ASC 815 (Derivative and Hedging). Subsequent changes to the fair value of the embedded derivative flows through the income statement. The Debt (net of initial debt discount and any related debt issuance costs recorded) is accreted using the effective interest rate method under ASC 835 (Interest) until maturity. The Convertible Promissory Notes (debt host) are not subject to Subtopic 480-10.

(in thousands)	December 31, 2023	December 31, 2022
Convertible Promissory Notes
Notes 1 to 7	$5,340.0	$5,340.0
Notes 8 to 12	17,500.0	17,500.0
Notes 13 to 19	17,860.0	15,360.0
	40,700.0	38,200.0
Debt Issuance costs	(240.0)	(240.0)
Nominal value of Convertible Promissory Notes	40,460.0	37,960.0
Derivative liability Component	37,234.8	(36,528.7)
Liability component at date of issue	3,225.2	1,431.3
Interest charged	42,121.7	2,692.6
Interest paid	-	-
Total Liability component	$45,347.0	$4,123.9
Less: Short-term liability component	(42,415.5)	(4,123.9)
Liability component at December 31, 2023 and December 31, 2022	$2,931.5	$-

Embedded feature Component
Derivative liability Component	$37,234.8	$36,528.7
Change in fair value of Embedded derivative	(18,831.9)	(21,623.4)
Total Derivative Liability Component	18,402.9	14,905.3
Less: Short-term Derivative Liability Component	(17,282.5)	(14,905.3)
Derivative Liability Component at December 31, 2023 and December 31, 2022	$1,120.3	$-

The interest charged for the period is calculated by applying the effective interest rate range of between 16.3% to 100%+ to the liability component for the period since the respective notes were issued.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continue)

NOTE 9 - FAIR VALUE MEASUREMENT

The Company uses a three-tier fair value hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1. Quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2. Significant other inputs that are directly or indirectly observable in the marketplace.

Level 3. Significant unobservable inputs which are supported by little or no market activity.

All of the Company’s cash is classified within Level 2 because the Company’s cash is valued using pricing sources and models utilizing observable market inputs. The Convertible promissory notes are classified as Level 3 due to significant unobservable inputs.

	As of December 31, 2023
(in thousands)	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Cash
Cash		2,572.7

Current Liabilites
Convertible prommisory notes			42,415.5
Derivative liability			17,282.5

Liabilities
Convertible promissory notes			2,931.5
Derivative liability			1,120.3

	As of December 31, 2022
(in thousands)	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Cash
Cash		9,808.4

Liabilities
Convertible promissory notes			4,123.9
Derivative liability			14,905.3

The estimated fair value of the conversion feature of the Derivative liability is based on traditional valuation methods including Black-Scholes option pricing models and Monte Carlo simulations.

NOTE 10 – STOCKHOLDERS’ EQUITY

At inception, the total number of shares of all classes of capital stock that the Company was authorized to issue was 11,000 shares of  Company Stock, each having a par value of $0.000001, of which 10,000 shares were issued and outstanding, and an additional 1,000 shares were authorized for issuance in connection with the Company’s Equity Incentive Plan.

In October 2021, the total number of shares of Common Stock authorized was increased to 110,000,000, each having a par value of $0.000001. Each share of the Company’s Common Stock, automatically and without any action on the part of the Company or any respective holders thereof, was reclassified into ten thousand (10,000) shares of the Company’s Common Stock, $0.000001 par value per share, resulting in 110,000,000 shares authorized, of which 100,000,000 shares were issued and outstanding, and an additional 7,500,000 shares were authorized for issuance in connection with the Company’s Equity Incentive Plan.

In January 2022, the total number of shares of the Company’s Common Stock authorized was increased to 120,000,000, each having a par value of $0.000001, of which 100,000,000 shares were issued and outstanding, and an additional 7,500,000 shares were authorized for issuance in connection with the Company’s Equity Incentive Plan.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

In August 2022, TMTG irrevocably terminated all agreements with one of its vendors due to a material breach by the vendor, and TMTG reserved numerous affirmative claims against the vendor. TMTG determined during the third quarter of 2022 that payment of existing invoices, future invoices, or litigation expenses is “not probable.”
Therefore, TMTG has not accrued for a related loss contingency. The total amount of liability of $1.7 million was reversed during the third quarter of 2022. TMTG further reversed $0.5 million of additional liabilities during the third quarter of 2022 related to vendors who relied on erroneous interpretation of supply contracts.

Based on current known facts and circumstances, the Company currently believes that any liabilities ultimately resulting from ordinary course claims and proceedings will not individually or in aggregate, have a material adverse effect on the Company's financial position, results of operations or cash flows.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continue)

NOTE 12 – SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2023, up to the date the Company issued the financial statements.

On January 7, 2024, TMTG’s majority shareholder approved an amended certificate of incorporation that, when filed on January 26, 2024, increased TMTG’s authorized shares to 1,000,000,000.

On January 18, 2024, DWAC received a letter from a TMTG minority shareholder that contained certain assertions regarding: (i) board appointments with respect to TMTG; (ii) consent rights with respect to TMTG’s issuance of additional shares and classes of securities; and (iii) certain expenses.

On January 22, 2024, in furtherance of TMTG and DWAC’s proposed merger, DWAC filed with the SEC a third amendment to its registration statement on form S-4, which included disclosures regarding the January 18 letter.

TMTG and a new lender executed a promissory note (with a face value of $1,000,000) dated January 22, 2024.

On January 22, 2024, TMTG received a books and records inspection request from another TMTG minority shareholder, purportedly pursuant to Section 220 of the Delaware General Corporation Law, to which TMTG responded via counsel on January 29, 2024.  TMTG received several subsequent communications from the same minority shareholder.

Effective February 2, 2024, TMTG entered into a Second Amended & Restated License Agreement with President Trump.

Effective February 2, 2024, TMTG entered into three amended and restated convertible promissory notes with one of its noteholders; the amendments clarified certain conversion mechanics and confirmed the application of an MFN clause to one of the notes.

On February 9, 2024, TMTG and DWAC received letters from the TMTG minority shareholder that had previously sent a letter to DWAC on January 18.

Effective February 12, 2024, TMTG and DWAC entered into a Retention Bonus Agreement pertaining to post-merger payments to employees and other personnel affiliated with TMTG.

On February 12, 2024, in furtherance of TMTG and DWAC’s proposed merger, DWAC filed with the SEC a fourth amendment to its registration statement on form S-4, which included disclosures regarding the aforementioned communications from TMTG minority shareholders.

On February 14, 2024, in furtherance of TMTG and DWAC’s proposed merger, DWAC filed with the SEC fifth and sixth amendments to its registration statement on form S-4, after which DWAC received from SEC a notice indicating that the S-4 was effective as of 5:30pm on that same date.

On February 16, 2024, DWAC filed with the SEC a proxy statement/prospectus scheduling a shareholder meeting (to vote on approving DWAC’s proposed merger with TMTG, among other matters) for March 22, 2024.

On February 16, 2024 and March 20, 2024, TMTG received a letter from the minority shareholder that had previously sent a letter to TMTG on February 9, and to DWAC on January 18 and February 9, purporting to appoint two individuals to TMTG’s board.

Effective February 21, 2024, TMTG entered into an amended and restated convertible promissory note with one of its noteholders; the amendment revised certain economic terms of the noteholder’s loans, extended the maturity date thereof, and increased by the cumulative principal by $1,205,000.

On February 27, 2024, TMTG and DWAC sued DWAC’s sponsor and the sponsor’s principal (who is also DWAC’s former CEO) in Florida state court.

On February 28, 2024, the TMTG minority shareholder that had previously sent letters to TMTG on February 9 and February 16 sued TMTG in Delaware state court, seeking declaratory and injunctive relief relating to the authorization, issuance and ownership of TMTG stock, and contemporaneously filed a motion to expedite proceedings.  On or about March 4, the minority shareholder amended its complaint to add each of TMTG’s board members as defendants.  On March 9, during a hearing on the motion to expedite proceedings, the parties and the judge agreed that TMTG would place into escrow any additional TMTG shares, other than shares issuable to TMTG’s convertible noteholders, issued by TMTG prior to the closing of TMTG’s proposed merger with DWAC.  The court issued a written order consistent with the foregoing on March 15, 2024, and scheduled a status conference for April 1, 2024.  TMTG management believes that this litigation is not likely to result in the award of financial damages to the minority shareholder, and will not have a direct financial impact on TMTG other than potential ongoing legal fees for the duration of this matter.

On or about February 28, 2024, DWAC’s sponsor sued DWAC in Delaware state court.  On March 5, the judge denied in part the sponsor’s motion to expedite proceedings and stated that the court will not hold a merits or injunction hearing before the March 22 DWAC shareholder vote.  With respect to the conversion of 7,158,025 shares of DWAC class B common stock into DWAC class A common stock in connection with the closing of the merger, DWAC has agreed to place into escrow a number of shares representing the difference between the conversion ratio determined by the DWAC board (1.348) and 2.00, i.e., 4,667,033 shares.  TMTG management believes that this matter will not have a financial impact on TMTG other than potential legal fees following the closing of TMTG’s proposed merger with DWAC.

Effective March 3 and 5, 2024, and in anticipation of the scheduled closing of TMTG’s merger with DWAC, several noteholders agreed with TMTG to amend their respective convertible notes by revising certain economic terms and extending the maturity date thereof.

Effective March 7, 12, and 13, 2024, TMTG entered into multiple convertible promissory notes, including with several of its officers in accordance with the disclosures contained in DWAC’s registration and proxy statements.

On March 22, 2024, DWAC shareholders approved DWAC’s merger with TMTG (and related proposals), and NASDAQ approved the listing of the post-merger entity.